UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2006

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of IXYS Corporation (the "Company") approved a cash bonus in respect of fiscal 2006 for Dr. Nathan Zommer, Chief Executive Officer of the Company, of $210,000 and a cash bonus in respect of fiscal 2006 for Uzi Sasson, Chief Financial Officer of the Company, of $150,000.

On August 24, 2006, the Committee also approved a cash bonus to Dr. Zommer of $700,000, payable in increments of $100,000 per fiscal quarter, commencing with the fiscal quarter ending September 30, 2006. A condition to the Company’s obligation to pay any increment is that Dr. Zommer continues to be the Chief Executive Officer on the last day of the corresponding fiscal quarter.

On August 24, 2006, the Committee also approved a cash bonus to Peter Ingram, President of European Operations of the Company, of $180,000, payable in increments of $15,000 per fiscal quarter, commencing with the fiscal quarter ending September 30, 2006. A condition to the Company’s obligation to pay any increment is that Mr. Ingram continues to be President of European Operations on the last day of the corresponding fiscal quarter.

On August 25, 2006, the Board approved an annual retainer of $25,000 payable to non-employee directors.

On August 25, 2006, the Board granted 5,000 restricted stock units ("RSUs") to each of the following directors of the Company: Donald L. Feucht, Samuel Kory, S. Joon Lee, David L. Millstein and Kenneth D. Wong. Under an RSU award, the Company promises to deliver in the future shares of the Company’s common stock if certain requirements, including continued performance of services, are met. When vested, each RSU will entitle the holder of the RSU award to one share of the Company’s common stock. The RSUs granted to the directors vest in equal monthly increments over the one year period following the date of grant. Vesting accelerates in the event of the acquisition of the Company.

On August 25, 2006, the Company executed an indemnity agreement with David Millstein, a director. The agreement is substantially in the form previously executed with directors of the Company.

The indemnity agreement provides for the indemnification by the Company of Mr. Millstein against liabilities that may arise by reason of their status or service as an officer or a director. Under these agreements, the Company agrees to indemnify him to the fullest extent authorized or permitted under the bylaws of the Company and the Delaware General Corporation Law.

As an additional indemnification, the Company agrees to indemnify Mr. Millstein against all expenses, fees, damages, judgments, fines and amounts paid in settlement in connection with his status or service with the Company or its affiliates. There are limitations on this additional indemnification in the event the indemnification is not lawful or in the event of conduct that is determined in a final judgment to constitute knowing fraud, deliberate dishonesty, willful misconduct, a breach of the duty of loyalty or to result in personal profit or advantage to which he is not legally entitled.

In the indemnity agreement, the Company also agrees to advance expenses incurred in connection with a proceeding, subject to receipt of an undertaking to repay such advances in the event of an ultimate determination that Mr. Millstein is not entitled to indemnification.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Restricted Stock Unit Award Agreement with Change of Control Vesting

Exhibit 10.2 Indemnity Agreement dated August 25, 2006 by and between IXYS Corporation and David L. Millstein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

August 30, 2006	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Vice President of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement with Change of Control Vesting
10.2	Indemnity Agreement dated August 25, 2006 by and between IXYS Corporation and David L. Millstein